Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 2, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in A. Schulman, Inc.’s Annual Report on Form 10-K for the year ended August 31, 2006.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
December 8, 2006